                            DEUTSCHE ASSET MANAGEMENT

                                 CODE OF ETHICS

                                             EFFECTIVE DATE: SEPTEMBER 3, 2002

                                             A Member of the
                                             DEUTSCHE BANK GROUP [DEUTSCHE LOGO]

                            DEUTSCHE ASSET MANAGEMENT

                                 CODE OF ETHICS

         Rules for Dealing with Governmental Officials

APPENDIX:

|_|  Request For Approval of Fiduciary, Corporate Or Other Outside Activity   21
|_|  Gift And Entertainment Form...........................................   22
|_|  Annual Review of Personal Activities Form.............................   23

                        DEUTSCHE ASSET MANAGEMENT - U.S.

                                 CODE OF ETHICS
--------------------------------------------------------------------------------

I.     OVERVIEW

This Code of Ethics  ("Code")  sets  forth the  specialized  rules for  business conduct and guidelines for the personal investing  activities that generally are required of employees involved in the United States investment  management areas of the Deutsche  Bank Group and its  affiliates  (collectively  "Deutsche  Asset
Management" or "DeAM").(1)

The provisions of this Code shall apply to all DeAM employees, as categorized in the  Definition  Section  on the  next  page  and such  other  employees  as the
Compliance  Department  ("Compliance")(2)  may determine from time to time. This
Code  supplements the Deutsche Bank CODE OF PROFESSIONAL  CONDUCT and COMPLIANCE
POLICIES   AND   PROCEDURES   MANUAL   ("COMPLIANCE   MANUAL")   (available   at
HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/GENERAL/CODE     OF     PROFESSIONAL
CONDUCT/CODE           OF           PROFESSIONAL           CONDUCT           and
HTTP://DOCBASE.BACKOFF.NYC.DBNA.COM/POLICY:/COMPLIANCE/DEUTSCHE            ASSET
MANAGEMENT/DEUTSCHE ASSET MANAGEMENT. Each Employee must observe those policies, as well as abide by the additional  principles and rules set forth in this Code, and any other  applicable  legal  vehicle  or  division  specific  policies  and obligations.

II.    GENERAL RULE

DeAM employees will, in varying degrees, participate in or be aware of fiduciary
and   investment   services   provided  to  registered   investment   companies,
institutional  investment  clients,  employee  benefit trusts and other types of investment advisory accounts.  The fiduciary  relationship mandates adherence to the highest  standards of conduct and  integrity.  We will at all times  conduct ourselves  with  integrity and  distinction,  putting first the interests of our clients.

Accordingly,  personnel  acting in a  fiduciary  capacity  must  carry out their duties for the EXCLUSIVE  BENEFIT of the client  accounts.  Consistent with this fiduciary  duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel.  All DeAM personnel must conduct  themselves in a manner  consistent with the  requirements  and procedures set forth in this
Code.

---------------

(1)  Deutsche  Asset  Management is the  marketing  name in the US for the asset management  activities  of Deutsche  Bank AG,  Deutsche  Bank Trust Company
     Americas  (formerly  Bankers  Trust Co.),  Deutsche Bank  Securities  Inc.,
     Deutsche  Asset  Management  Inc.,  Deutsche  Asset  Management  Investment
     Services  Ltd.,  Deutsche  Investment  Management  Americas  Inc.  (and its
     affiliates,  including Scudder Investor  Services and Scudder  Distributors
     Inc.) and Scudder Trust Company.

(2)  "Compliance"  refers  to  the  DB  Americas  centralized   Compliance  Unit
     (generally  referred  to herein as  "Central  Compliance,"  and/or its unit specifically designated to the DeAM business unit: "DeAM Compliance").

|_|  There  must  be  no  conflict,  or  appearance  of  conflict,  between  the self-interest  of any employee and the  responsibility  of that employee to
     Deutsche Bank, its shareholders or its clients.(3)

|_|  Employees  must never  improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.

DeAM  employees  may also be  required to comply  with other  policies  imposing separate requirements.  Specifically, they may be subject to laws or regulations that  impose  restrictions  with  respect to personal  securities  transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment
Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection  with his or her personal  trading,  no Employee (as defined below) shall conduct any of the following acts upon a client account:

|_|  To employ any device, scheme or artifice to defraud;

|_|  To make  any  untrue  statement  of a  material  fact,  or omit to  state a material fact necessary in order to make the statement not misleading;

|_|  To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

|_|  To engage in any manipulative practice.

III.   DEFINITIONS

A.     "Investment Personnel" shall mean and include:

       Portfolio  Managers,  traders,  analysts  (and other  employees  who work directly  with  Portfolio  Managers in an assistant  capacity).  As those responsible for making  investment  decisions (or  participating  in such decisions)  in client  accounts  or  providing  information  or advice to
       Portfolio  Managers  or  otherwise  helping to execute or  implement  the
       Portfolio  Managers'  recommendations,   Investment  Personnel  occupy  a
       comparatively  sensitive  position,  and thus  additional  rules outlined herein apply to such individuals.

B.     "Access Person" shall mean:

        (i)  Officers and  directors of DeAM entities and officers and directors of DeAM-sponsored  investment  companies who are affiliated persons of DeAM entities. Also included are employees of these entities who have access to timely information relating to investment management activities,  research and/or client  portfolio  holdings as well as those who in the course of their job  regularly  receive  access to client trading  activity (this would  generally  include members of the Investment  Operations and Mutual Fund Accounting groups). Also included here are persons in a control  relationship (as defined in
             Section  2(a)(9)  of  the  Act)  to  DeAM  who  obtain  information concerning investment recommendations made to any client account.

---------------

(3)  The rules  herein  cannot  anticipate  all  situations  which may involve a possible  conflict of interest.  If an employee becomes aware of a personal interest  that is, or might be, in conflict  with the interest of a client, that person should  disclose the potential  conflict to DeAM  Compliance or
     Legal prior to executing any such transaction.

       (ii)  Any other  personnel  with  responsibilities  related  to the asset management business or frequent  interaction with Access Persons or
             Investment  Personnel as  determined by  Compliance  (e.g.,  Legal,
             Compliance, Risk, Operations, Sales & Marketing, as well as certain long-term temporary employees and consultants).

C.     "Non-Access Person" shall mean and include:

       DeAM  personnel who are not defined in Section III A or B above,  and who have access to neither client trading activity nor  recommendations  made in relation to any client  account.  Examples  include  employees  of the
       Transfer  Agency in  Kansas  City and the  Mutual  Funds  Call  Center in
       Chicago.

D.     "Employees"  is a general  term which shall  include all DeAM  employees, including Investment Personnel,  Access Persons and Non-Access Persons as
       well as those  non-DeAM  employees who are subject to this Code of Ethics
       (see III.B.(ii) above).

E.     "Accounts"  shall mean all  securities  accounts,  whether  brokerage  or otherwise,  and securities held directly  outside of accounts,  but shall
       not  include   open-end   mutual  fund   accounts  in  which   securities
       transactions cannot be effected.

F.     "Employee Related Account" of any person subject to this Code shall mean:

         (i)  The Employee's own Accounts;

        (ii)  The  Employee's   spouse's/domestic  partner's  Accounts  and  the
              Accounts  of minor  children  and  other  relatives  living in the
              Employee's home;

       (iii)  Accounts in which the Employee,  his/her spouse/domestic  partner, minor  children  or other  relatives  living in their  home have a beneficial  interest (i.e.,  share in the profits even if there is no influence on voting or disposition of the shares); and

        (iv)  Accounts  (including  corporate  Accounts and trust Accounts) over which the Employee or his/her  spouse/domestic  partner  exercises investment discretion or direct or indirect influence or control.

       NOTE:  ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH
              THESE  RULES WITH  RESPECT TO ANY  EMPLOYEE  RELATED  ACCOUNT,  AS
              APPLICABLE.

G.     "Securities"  shall include  equity or debt  securities,  derivatives  of securities  (such as  options,  warrants,  and ADRs),  closed-end  mutual funds, futures, commodities and similar instruments, but DO NOT INCLUDE:

         (i)  Shares of open-end  mutual  funds  (unless  otherwise  directed by
              Compliance);

        (ii)  Direct obligations of the United States government; or

       (iii)  Bankers'  acceptances,  bank  certificates of deposit,  commercial paper and high  quality  short-term  debt  instruments,  including repurchase agreements.

IV.    RESTRICTIONS

For  purposes of this Code,  a  prohibition  or  requirement  applicable  to any
Employee  applies also to  transactions in securities for any of that Employee's personal accounts,  including transactions executed by that Employee's spouse or relatives living in that Employee's household (see definition under III.F).

A.     GENERAL

         (i)  THE BASIC POLICY:  Employees have a personal obligation to conduct their  investing  activities and related  securities  transactions lawfully and in a manner that avoids actual or potential conflicts between their own  interests  and the interests of Deutsche  Asset
              Management and its clients.  Employees must carefully consider the
              nature  of  their  DeAM   responsibilities   -  and  the  type  of
              information  that he or she might be deemed to possess in light of any particular  securities  transaction - BEFORE  engaging in that transaction.

        (ii)  MATERIAL  NONPUBLIC   INFORMATION:   Employees  in  possession  of
              material nonpublic information about or affecting  securities,  or
              their  issuer,   are  prohibited   from  buying  or  selling  such
              securities,  or  advising  any  other  person  to buy or sell such securities. See also COMPLIANCE MANUAL -- CONFIDENTIAL,  MATERIAL,
              NON-PUBLIC INFORMATION, CHINESE WALLS, INSIDER TRADING AND RELATED
              MATTERS POLICY.

       (iii)  CORPORATE AND  DEPARTMENTAL  RESTRICTED  LISTS:  Employees are not
              permitted to buy or sell any  securities  that are included on the
              Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

        (iv)  "FRONTRUNNING:"  Employees are  prohibited  from buying or selling securities or other instruments in their Employee Related Accounts so as to benefit from the employee's  knowledge of the Firm's or a client's trading  positions,  plans or strategies,  or forthcoming research recommendations.

B.     SPECIFIC BLACKOUT PERIOD RESTRICTIONS

         (i)  Investment Personnel and Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day  during  which any client  account  has a "buy" or "sell"
              order for the same  Security,  until  that  order is  executed  or withdrawn;

        (ii)  Investment  Personnel  shall not effect the  purchase or sale of a
              Security for an Employee  Related  Account  within SEVEN  CALENDAR
              DAYS  BEFORE OR SEVEN  CALENDAR  DAYS AFTER the same  Security  is traded (or  contemplated  to be traded) by a client  account  with which the individual is associated.

       (iii)  Investment  Personnel and other persons with REAL TIME access to a global research  sharing system platform (e.g.,  "GERP"(4))  shall not effect the  purchase  or sale of a  Security  for an  Employee
              Related  Account  within  SEVEN  CALENDAR  DAYS  BEFORE  OR  SEVEN
              CALENDAR DAYS AFTER the same Security (a) is added to/deleted from or has its weighting changed in the "Model" Portfolio;  or (b) has its internal  rating  upgraded or downgraded;  or (c) has research coverage initiated.

---------------

(4)  GERP (Global Equity  Research  Portal) is a web-based  application  (Active
     Equity  businesses)  allowing  for  the  publishing  and  dissemination  of research and model  portfolios  in real-time  by the Global  Sector  Teams,
     Portfolio  Selection Teams,  Local Research Teams,  designated PIC/PB users and Small Cap Teams to Portfolio Managers, who will use GERP for investment recommendations and portfolio construction for clients.

        (iv)  Employees  must  always  act to  avoid  any  actual  or  potential
              conflict   of   interest    between    their   DeAM   duties   and
              responsibilities,  and their personal  investment  activities.  To avoid potential  conflicts,  absent specific written approval from their Managing  Officer(5) and  Compliance,  Employees  should not personally  invest in  securities  issued by companies  with which they have significant dealings on behalf of DeAM, or in investment vehicles  sponsored by the companies.  Additional rules that apply to securities transactions by Employees, including the requirement for Employees to pre-clear  personal  securities  transactions and rules regarding how Employee  Related Accounts must be maintained, are described in more detail later in this Code.

         (v)  DEUTSCHE BANK  SECURITIES:  During  certain times of the year, all
              Deutsche   Bank   employees   are   prohibited   from   conducting
              transactions  in the equity and debt  securities of Deutsche Bank, which  affect  their  beneficial  interest  in the  firm.  Central
              Compliance  generally imposes these "blackout"  periods around the fiscal reporting of corporate earnings.  Blackouts typically begin two days  prior  to the  expected  quarterly  or  annual  earnings announcement,  and  end  after  earnings  are  released  publicly.
              Additional   restricted   periods  may  be  required  for  certain
              individuals  and events,  and  Compliance  will announce when such additional restricted periods are in effect.

        (vi)  EXCEPTIONS TO BLACKOUT  PERIODS  (ABOVE ITEMS I, II, AND III ONLY)
              The following  Securities  are exempt from the specified  blackout periods:

              |_|  Securities that are within the S&P 100 Index;

              |_|  Futures and options transactions on indexes;

              |_|  ETF's (Exchange  Traded Funds - e.g., SPDRs or "Spiders" (S&P
                   500  Index),   DIAs  or  "Diamonds"  (Dow  Jones   Industrial
                   Average), etc.);

              |_|  Shares   purchased   under  an  issuer   sponsored   Dividend
                   Reinvestment Plan ("DRIPs"), other than optional purchases;

              |_|  To the extent  acquired from the issuer,  purchases  effected upon the  exercise of rights  issued pro rata to holders of a class of securities; and

              |_|  Securities   purchased  under  an  employer  sponsored  stock
                   purchase plan or upon the exercise of employee stock options.

       NOTE:  Transactions  in Securities in derivative  instruments,  including warrants,  convertible  Securities,  futures and options,  etc.  shall be restricted in the same manner as the underlying Security.

---------------

(5)  FOR PURPOSES OF THIS POLICY, "MANAGING OFFICER" IS DEFINED AS AN OFFICER OF
     AT LEAST THE  MANAGING  DIRECTOR  LEVEL TO WHOM THE  EMPLOYEE  DIRECTLY  OR
     INDIRECTLY  REPORTS,  WHO IS IN  CHARGE OF THE  EMPLOYEE'S  UNIT  (E.G.,  A
     DEPARTMENT HEAD, DIVISION HEAD, FUNCTION HEAD, GROUP HEAD, GENERAL MANAGER,
     ETC).

C.     NEW ISSUES (IPOS)

       Investment   Personnel,   Access  Persons  and  Non-Access   Persons  are
       prohibited from  purchasing or subscribing for Securities  pursuant to an initial public offering.  This prohibition  applies even if Deutsche Bank
       (or any affiliate of Deutsche  Bank) has no  underwriting  role and/or is not involved with the distribution.

D.     SHORT-TERM TRADING

       Employees must always conduct their personal trading activities lawfully,
       properly  and   responsibly,   and  are  encouraged  to  adopt  long-term
       investment  strategies that are consistent with their financial resources and objectives.  Deutsche Bank generally  discourages  short-term trading
       strategies,   and  employees  are  cautioned  that  such  strategies  may inherently  carry a higher risk of regulatory and other scrutiny.  In any event,  excessive  or  inappropriate  trading  that  interferes  with job performance,  or  compromises  the duty  that  Deutsche  Bank owes to its clients and shareholders, will not be tolerated.

       Employees are  prohibited  from  transacting in the purchase and sale, or sale and  purchase,  of the same (or  equivalent)  Securities  within  30 calendar days. Therefore, for purposes of this section, the assumption is a last-in,  first out order of transaction in a particular Security.  The following Securities are exempted from this restriction:

       |_|  Futures and options transactions on indexes;

       |_|  ETF's  (Exchange  Traded Funds - e.g.,  SPDRs or "Spiders"  (S&P 500
            Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);

       |_|  Shares  purchased under an issuer  sponsored  Dividend  Reinvestment
            Plan ("DRIPs"), other than optional purchases;

       |_|  To the extent acquired from the issuer,  purchases effected upon the exercise  of  rights  issued  pro  rata to  holders  of a  class  of securities;

       |_|  Securities  purchased  under an employer  sponsored  stock  purchase plan; and

       |_|  Securities  pre-cleared  and  purchased  with a specific  stop-limit provision attached.

E.     RESTRICTED LIST

       All Deutsche  Bank  employees are  prohibited  from buying or selling any securities that are included on the Corporate  Restricted List (available
       on                   the                   intranet                   at:
       HTTP://CCT-GRL-PRD.SVC.BTCO.COM/CORP/CCT/GRL/GRL_INIT.HTM      or     the
       "Americas Portal"  (HTTP://AMERICASPORTAL.CC.DB.COM/) listed under "Quick
       Links.") and/or other applicable  departmental  restricted lists.  Please see COMPLIANCE MANUAL -- RESTRICTED LIST: OVERVIEW & INSTRUCTIONS POLICY.

F.     PRIVATE PLACEMENTS

       Prior to effecting a transaction in private securities (i.e.,  Securities not requiring  registration with the Securities and Exchange  Commission, and  sold  directly  to the  investor),  all  Employees  must  first,  in accordance  with  Deutsche  Bank  policy,  obtain the approval of his/her supervisor and then pre-clear the transaction with the Central Compliance
       Department,  including  completing  the  questionnaire  (attached  in the
       Appendix).  Any  person  who has  previously  purchased  privately-placed
       Securities  must disclose  such  purchases to the  Compliance  Department before  he or  she  participates  in a  Fund's  or an  advisory  client's subsequent  consideration  of an investment in the Securities of the same or a related issuer.

V.     COMPLIANCE PROCEDURES

A.     DESIGNATED BROKERAGE ACCOUNTS

       All  Employees  must  obtain  the  explicit  permission  of  the  Central
       Compliance  Department  prior to opening a new Employee  Related Account.
       Upon joining Deutsche Bank, new Employees are required to disclose all of their  Employee  Related  Accounts  (as  previously  defined)  to Central
       Compliance and must carry out the  instructions  provided to conform such accounts, if necessary, to the Firm's policies.

       UNDER NO  CIRCUMSTANCE  IS AN EMPLOYEE  PERMITTED TO OPEN OR MAINTAIN ANY
       EMPLOYEE  RELATED  ACCOUNT THAT IS UNDISCLOSED  TO COMPLIANCE.  ALSO, THE
       POLICIES,  PROCEDURES AND RULES  DESCRIBED  THROUGHOUT THIS CODE APPLY TO
       ALL EMPLOYEE RELATED ACCOUNTS.

       Accordingly,  all  Employees  are  required  to open and  maintain  their
       Employee  Related  Accounts in accordance  with the COMPLIANCE  MANUAL --
       EMPLOYEE/EMPLOYEE-RELATED  TRADING, PROCEDURES FOR ESTABLISHING BROKERAGE
       ACCOUNTS and  PROCEDURES  FOR  PRE-CLEARING  PERSONAL  TRADES,  including directing  their  brokers  to  supply  duplicate  copies  of  transaction confirmations  and periodic  account  statements,  as well as  additional division-specific requirements, if any.

B.     PRE-CLEARANCE

       Proposed  Securities  transactions  must be  pre-cleared by all Employees with the Central Compliance  Department (and approved by a Supervisor) in
       accordance  with  the  COMPLIANCE  MANUAL  --   EMPLOYEE/EMPLOYEE-RELATED
       TRADING  POLICY via the intranet  based  Employee  Trade Request  ("ETR")
       system prior to their being placed with the broker.  Such  approvals  are good only for the day on which they are issued.  Employees are personally responsible for ensuring that the proposed  transaction  does not violate the Firm's  policies or applicable  securities  laws and  regulations  by virtue of the employee's Deutsche Bank responsibilities or information he or she may possess about the securities or their issuer.

       The following Securities are exempted from the preclearance requirement:

       |_|  Futures and options transactions on indexes;

       |_|  ETF's  (Exchange  Traded Funds - e.g.,  SPDRs or "Spiders"  (S&P 500
            Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);

       |_|  Shares  purchased under an issuer  sponsored  Dividend  Reinvestment
            Plan ("DRIPs"), other than optional purchases;

       |_|  Accounts  expressly exempted by Central Compliance which are managed under the exclusive direction of an outside money manager;

       |_|  Securities  pre-cleared  and  purchased  with a specific  stop-limit provision attached do not require  additional  preclearance prior to execution.

       |_|  To the extent acquired from the issuer,  purchases effected upon the exercise  of  rights  issued  pro  rata to  holders  of a  class  of securities; and

       |_|  Securities  purchased  under an employer  sponsored  stock  purchase plan.

C.     REPORTING REQUIREMENTS

         (i)  DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF STATEMENTS

              As stated in section V.A. above,  upon joining  Deutsche Bank, new employees are required to disclose all of their  Employee  Related
              Accounts   to   Central   Compliance,   and  must  carry  out  the
              instructions provided to conform such accounts,  if necessary,  to
              Deutsche Bank policies. In addition, pursuant to Rule 17j-1 of the
              Act,  no later  than  ten days  after  an  individual  becomes  an
              Employee (i.e.,  joining/transferring  into DeAM, etc.), he or she must also  complete  and return a  "Personal  Securities  Holdings
              Report" (see Appendix) to DeAM Compliance.

        (ii)  QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTS")

              Pursuant to Rule 17j-1 of the Act, within ten (10) days of the end of each  calendar  quarter,  all  Employees  must  submit  to DeAM
              Compliance a PST report,  unless  exempted by a  division-specific requirement,  if any.  All  PSTs  that  have  reportable  personal
              Securities  transactions  for the quarter  will be reviewed by the appropriate supervisory and/or Compliance person.

       (iii)  ANNUAL HOLDINGS REPORT

              Once each year, at a date to be specified by DeAM Compliance, each
              Employee must provide to DeAM Compliance an Annual Holdings Report current  as of a date not more  than 30 days  prior to the date of the report.

D.     CONFIRMATION OF COMPLIANCE WITH POLICIES

       Annually,  each  Employee is  required to sign a statement  acknowledging that he or she has received this Code, as amended or updated, and confirm his or her adherence to it.  Understanding  and complying with this Code, and truthfully  completing the  Acknowledgment  is the obligation of each
       Employee (see Appendix - "Annual Acknowledgement of Obligations Under the
       Cod of  Ethics").  Failure  to  perform  this  obligation  may  result in disciplinary action,  including dismissal,  as well as possible civil and criminal penalties.

VI.    OTHER PROCEDURES/RESTRICTIONS

A.     SERVICE ON BOARDS OF DIRECTORS

       Service on Boards of  publicly  traded  companies  should be limited to a small number of instances.  However, such service may be undertaken after approval from the regional head of Asset Management and Compliance, based upon a  determination  that  these  activities  are  consistent  with the interests of DeAM and its clients.  Employees  serving as directors  will not be  permitted  to  participate  in the  process of making  investment decisions on behalf of clients which involve the subject company.

       DeAM Compliance will periodically  present updates on such information to the DeAM Investment Committee for review and approval.

B.     OUTSIDE BUSINESS AFFILIATIONS

       Employees may not maintain outside business  affiliations (e.g.,  officer or director,  governor, trustee, part-time employment,  etc.) without the prior  written  approval  of the  appropriate  senior  officer  of  their respective business units after consultation with Compliance (see request form in the  Appendix),  and disclosure to the Office of the Secretary as required.

C.     EXECUTORSHIPS

       The duties of an executor are often  arduous,  time  consuming  and, to a considerable  extent,  foreign to our business.  As a general rule,  DeAM discourages  acceptance of executorships by members of the  organization.
       However,  business  considerations  or family  relationships  may make it desirable  to accept  executorships  under  certain  wills.  In all cases
       (other than when acting as Executor for one's own spouse,  or parent,  or spouse's parent),  it is necessary for the individual to have the written authorization  of the firm to act as an  executor.  All such  existing or
       prospective   relationships   should  be  reported  in  writing  to  DeAM
       Compliance.

       When DeAM  Employees  accept  executorships  under  clients'  wills,  the organization  considers these  individuals to be acting for DeAM and that fees received for executors'  services rendered while associated with the firm are  exclusively  DeAM  income.  In such  instances,  the firm  will indemnify the individual, and the individual will be required at the time of qualifying as executor to make a written assignment to DeAM Compliance of any  executor's  fees due  under  such  executorship.  Copies  of this assignment  and DeAM's  authorization  to act as executor (see Appendix -
       "Request For Approval of Fiduciary, Corporate Or Other Outside Activity")
       are to be filed in the client's file.

       Generally  speaking,  it is not desirable for members of the organization to accept executorships under the wills of persons other than a client, a spouse,  or a  parent.  Authorization  may be given  in other  situations assuming  that  arrangements  for the  anticipated  workload  can be made without undue  interference  with the  individual's  responsibilities  to
       DeAM. For example,  this may require the employment of an agent to handle the large amount of detail which is usually involved. In such a case, the firm would expect the individual to retain the  commission.  There may be other  exceptions  which will be determined  based upon the facts of each case.

D.     TRUSTEESHIPS

       It can be desirable for members of the  organization to act  individually as trustees for clients' trusts.  Such relationships are not inconsistent with the nature of our business.  As a general rule, DeAM does not accept trustee's commissions where it acts as investment counsel. As in the case of most executorships, all trusteeships must have the written approval of the Firm (see Appendix).

       It is  recognized  that  Employees  may be asked to serve as  trustees of trusts  which do not  employ  DeAM.  The  Firm  will  normally  authorize
       Employees to act as trustees for trusts of their immediate family.  Other non-client  trusteeships can conflict with our clients' interests so that acceptance  of such  trusteeships  will  be  authorized  only in  unusual circumstances.

E.     CUSTODIANSHIPS AND POWERS OF ATTORNEY

       It is  expected  that  most  custodianships  will  be  for  minors  of an individual's  immediate family. These will be considered as automatically authorized and do not require written approval of the Firm. However,  the written  approval  of DeAM  (see  Appendix)  is  required  for all  other custodianships.

       Entrustment with a Power of Attorney to execute  Securities  transactions on behalf of another requires written approval of the Firm. Authorization will only be granted if DeAM believes such a role will not be unduly time consuming or create conflicts of interest.

F.     GIFTS

         (i)  ACCEPTING GIFTS

              Employees are prohibited from  soliciting any personal  payment or gift to influence,  support or reward any service,  transaction or business  involving  Deutsche  Bank, or that appears to be made or offered in  anticipation  of any future  service,  transaction  or
              business  opportunity.   A  payment  or  gift  includes  any  fee,
              compensation, remuneration or thing of value.(6)

              Subject to the prerequisites of honesty,  absolute  fulfillment of fiduciary  duty to Deutsche Bank,  relevant laws and  regulations, and reasonable conduct on the part of the employee,  however,  the acceptance of some types of unsolicited, reasonable business gifts may be permissible. The rules are as follows:

---------------

(6)  UNDER THE BANK  BRIBERY  ACT AND  OTHER  APPLICABLE  LAWS AND  REGULATIONS,
     SEVERE  PENALTIES  MAY BE IMPOSED  ON ANYONE  WHO  OFFERS OR  ACCEPTS  SUCH
     IMPROPER  PAYMENTS  OR GIFTS.  IF YOU  RECEIVE OR ARE  OFFERED AN  IMPROPER
     PAYMENT OR GIFT,  OR IF YOU HAVE ANY  QUESTIONS  AS TO THE  APPLICATION  OR
     INTERPRETATION  OF DEUTSCHE BANK'S RULES REGARDING THE ACCEPTANCE OF GIFTS,
     YOU MUST BRING THE MATTER TO THE ATTENTION OF THE COMPLIANCE DEPARTMENT.

              o  Cash gifts of any amount are  prohibited.  This  includes  cash equivalents  such as gift  certificates,  bonds,  securities or other items that may be readily converted to cash.

              o  Acceptance of non-cash gifts, momentos, tickets for sporting or entertainment events, and other items that are not excessive in value,  is generally  permitted WITH  SUPERVISOR  APPROVAL (see
                 Appendix  - "Gift and  Entertainment  Form"),  when it is clear that they are  unsolicited,  unrelated to a transaction and the
                 donor  is  not   attempting  to  influence  the  employee.   In
                 accordance   with   regulations   and   practices   in  various
                 jurisdictions,  as well as the  rules  of the  New  York  Stock
                 Exchange and the National  Association  of Securities  Dealers,
                 certain  employees may be subject to more stringent gift giving and  receiving  guidelines.  For  example,  employees  who  are
                 "associated  persons" of Deutsche Bank  Securities  Inc.  (NASD
                 licensed)  or  other  NYSE/NASD   broker-dealer  affiliate  are
                 generally  not  permitted to offer or accept gifts with a value greater than U.S.  $100.  Compliance  should be consulted  with questions.

              o  Acceptance of gifts,  other than cash, given in connection with special occasions (e.g.,  promotions,  retirements,  weddings),
                 that  are  of  reasonable  value  in  the   circumstances   are
                 permissible, WITH SUPERVISORY APPROVAL.

              o  Employees  may  accept  reasonable  and  conventional  business courtesies,  such as  joining a client  or vendor in  attending sporting events,  golf outings or concerts,  provided that such activities involve no more than the customary amenities.

              o  The  cost  of  working  session  meals  or  reasonable  related expenses involving the discussion or review of business matters related to Deutsche  Bank may be paid by the client,  vendor or others,  provided  that such costs  would have  otherwise  been reimbursable  to the  employee by Deutsche  Bank in  accordance with its travel and  entertainment  and  expense  reimbursement policies.

        (ii)  GIFT GIVING (TO PERSONS OTHER THAN GOVERNMENT OFFICIALS)

              In appropriate  circumstances,  it may be acceptable and customary for DeAM to extend gifts to clients or others who do business with
              Deutsche Bank.  Employees should be certain that the gift will not give rise to a conflict of interest,  or  appearance  of conflict, and that there is no reason to believe  that the gift will violate applicable  codes of  conduct  of the  recipient.  Employees  with appropriate  authority to do so may make business  gifts at DeAM's expense, provided that the following requirements are met:

              o  Gifts in the form of cash or cash  equivalents may not be given regardless of amount.

              o  The gift must be of reasonable value in the circumstances,  and should not  exceed a value of U.S.  $100  unless  the  specific prior  approval  of  the  appropriate  Managing  Officer(7)  is obtained.

              o  The gift must be lawful and in accordance  with NYSE/NASD rules and  generally  accepted  business  practices of the  governing jurisdictions.

       (iii)  GIFTS TO GOVERNMENT OFFICIALS

              The Compliance  Department  must be contacted  prior to making any gift to a governmental employee or official.  Various governmental agencies,  legislative bodies and jurisdictions may have rules and regulations  regarding the receipt of gifts by their  employees or officials. In some cases, government employees or officials may be prohibited  from  accepting  any  gifts.  (SEE  NEXT  SECTION  FOR
              ADDITIONAL RULES REGARDING POLITICAL CONTRIBUTIONS.)

G.     RULES FOR DEALING WITH GOVERNMENTAL OFFICIALS AND POLITICAL CANDIDATES

         (i)  CORPORATE PAYMENTS OR POLITICAL CONTRIBUTIONS

              No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official,  for the purpose of securing or  retaining  business for
              Deutsche Bank, or influencing any decision on its behalf.

              o  The Federal  Election  Campaign Act prohibits  corporations and labor  organizations from using their general treasury funds to make  contributions  or expenditures in connection with federal elections, and therefore DEUTSCHE BANK DEPARTMENTS MAY NOT MAKE
                 CONTRIBUTIONS TO U.S. FEDERAL POLITICAL PARTIES OR CANDIDATES.

              o  Corporate  contributions to political  parties or candidates in
                 jurisdictions   not  involving  U.S.   Federal   elections  are
                 permitted only when such  contributions  are made in accordance with  applicable  local  laws and  regulations,  and the  prior approval of a member of the DeAM  Executive  Committee has been
                 obtained,   and  the  Deutsche  Bank  Americas   Regional  Cost
                 Committee has been notified.

              UNDER  THE  FOREIGN  CORRUPT  PRACTICES  ACT,  BANK  BRIBERY  LAW,
              ELECTIONS LAW AND OTHER APPLICABLE  REGULATIONS,  SEVERE PENALTIES
              MAY BE IMPOSED ON  DEUTSCHE  BANK AND ON  INDIVIDUALS  WHO VIOLATE
              THESE LAWS AND REGULATIONS.  SIMILAR LAWS AND REGULATIONS MAY ALSO
              APPLY IN VARIOUS COUNTRIES AND LEGAL  JURISDICTIONS WHERE DEUTSCHE
              BANK DOES BUSINESS.

        (ii)  PERSONAL POLITICAL CONTRIBUTIONS

              No personal  payments or gifts of value may be made to any outside party, including any government official or political candidate or official,  for the purpose of securing  business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise  care and good  judgment  to avoid  making any  political contribution that may give rise to a conflict of interest,  or the appearance  of conflict.  For  example,  if a DeAM  business  unit engages  in  business  with a  particular  governmental  entity or official,  DeAM employees  should avoid making personal  political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.

---------------

(7)  FOR PURPOSES OF THIS POLICY, "MANAGING OFFICER" IS DEFINED AS AN OFFICER OF
     AT LEAST THE  MANAGING  DIRECTOR  LEVEL TO WHOM THE  EMPLOYEE  DIRECTLY  OR
     INDIRECTLY  REPORTS,  WHO IS IN  CHARGE OF THE  EMPLOYEE'S  UNIT  (E.G.,  A
     DEPARTMENT HEAD, DIVISION HEAD, FUNCTION HEAD, GROUP HEAD, GENERAL MANAGER,
     ETC).

       (iii)  ENTERTAINMENT OF GOVERNMENT OFFICIALS

              Entertainment  and other acts of hospitality  toward government or
              political   officials   should  never   compromise  or  appear  to
              compromise the integrity or reputation of the official or Deutsche
              Bank.  When  hospitality  is  extended,  it  should  be  with  the expectation that it will become a matter of public knowledge.

H.     CONFIDENTIALITY

       Employees  must  not  divulge   contemplated   or  completed   securities
       transactions or trading strategies of DeAM clients to any person,  except as required by the  performance  of such person's  duties,  and only on a need-to-know basis. In addition, the Deutsche Bank standards contained in the COMPLIANCE MANUAL -- CONFIDENTIAL,  MATERIAL, NON-PUBLIC INFORMATION,
       CHINESE WALLS,  INSIDER TRADING AND RELATED  MATTERS  POLICY,  as well as those within the CODE OF PROFESSIONAL CONDUCT must be observed.

VII.   SANCTIONS

Any  Employee  who violates  this Code may be subject to  disciplinary  actions, including possible dismissal.  In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods,  may subject the  employee to  sanctions,  ranging  from  warnings  and trading privilege suspensions, to financial penalties, including but not limited to, unwinding the trade and/or  disgorging of the profits.  Finally,  violations and suspected  violations  of criminal laws will be reported to the  appropriate authorities as required by applicable laws and regulations.

VIII.  INTERPRETATIONS AND EXCEPTIONS

Compliance  shall have the right to make final and  binding  interpretations  of this Code, and may grant an exception to certain of the above  restrictions,  as long as no abuse or  potential  abuse is  involved.  Each  Employee  must obtain approval from DeAM Compliance  before taking action regarding such an exception.
Any questions  regarding the  applicability,  meaning or  administration of this
Code  shall be  referred  in advance of any  contemplated  transaction,  to DeAM
Compliance.

In addition,  DeAM has an Ethics  Committee  that is  empowered  to  administer, apply, interpret, and enforce the Code.

                                   SCHEDULE A

The following  entities(8)  have adopted the Deutsche Asset  Management  Code of
Ethics:

                         Deutsche Fund Management, Inc.
                          DB Investment Managers, Inc.
         Deutsche Asset Management Inc. (formerly Morgan Grenfell Inc.)
              Deutsche Asset Management Investment Services Limited

---------------

(8)  The references in the document to DeAM employees  include  employees of the entities that have adopted the Deutsche Asset Management Code of Ethics.

                                                       DEUTSCHE ASSET MANAGEMENT

PERSONAL SECURITIES HOLDINGS REPORT
Return to DeAM Compliance NYC20-2401

|------------------------------------------------------------------------------|
|                                                                              |
| Employee Name_______________________ Department__________ Location__________ |
|                      (print)                                                 |
|                                                                              |
| Social Security Number____________________ Contact Number___________________ |
|                                                                              |
|------------------------------------------------------------------------------|

---------------------------------------------------------------------------------------
           |         |          |           |           |         |         | Name in
           |         |          |           |           | Name of |         | which
 Ticker    |         |          |           |           | Broker/ |         | Security/
 Symbol    | Issuer/ | Security | Principal |  Number   | Dealer  | Account | Acct.
(or CUSIP) | Company |   Type   |  Amount   | of Shares | or Bank | Number  | is held
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
-----------|---------|----------|-----------|-----------|---------|---------|----------
           |         |          |           |           |         |         |
---------------------------------------------------------------------------------------

THE  UNDERSIGNED  DOES NOT BY THIS  REPORT  ADMIT  THAT  HE/SHE  HAS ANY  DIRECT
BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED.

|_|  I certify that the securities  listed above and/or the holdings  statements attached  reflect ALL my  Reportable  Securities  holdings as of the date I submit this Form.

|_| I currently have no Reportable Securities holdings to report.

NOT ALL SECURITIES ARE REQUIRED TO BE REPORTED.  REPORTABLE  SECURITIES HOLDINGS
DO NOT INCLUDE  DIRECT  OBLIGATIONS OF THE U.S.  GOVERNMENT,  SHARES OF OPEN-END
INVESTMENT COMPANIES (MUTUAL FUNDS), BANKERS' ACCEPTANCES,  BANK CERTIFICATES OF
DEPOSIT,   COMMERCIAL  PAPER  AND  HIGH  QUALITY  SHORT-TERM  DEBT  INSTRUMENTS,
INCLUDING REPURCHASE AGREEMENTS.

              Signature ____________________________  Date _____________________

                                                       DEUTSCHE ASSET MANAGEMENT

QUARTERLY PERSONAL SECURITIES TRADING REPORT

CONFIDENTIAL  -  COMPLETE  FORM ON PCAM  NEWS  INTRANET  BY 10TH DAY OF START OF
SUBSEQUENT QUARTER

                ____________________________________, 20________
                              QUARTER

--------------------   -------------------   ----------   --------   -----------
Print Name             Social Security No.   Department   Location   Contact No.

This form must be filed quarterly, whether or not you have had any transactions, by the 10th day of the  start  of the  subsequent  quarter  and must  cover  all
Employee  Related  Accounts  in which you have a direct or  indirect  beneficial interest. These would include any accounts, including those of clients, in which you have a beneficial  interest,  including  those of your spouse and  relatives living in your  household  (unless you obtain  written  permission  from Central
Compliance to exclude these  accounts),  and all non-client  accounts over which you act in an advisory capacity.  Refer to Code of Ethics for a full explanation of reporting requirements.

Please answer the questions.  Check the appropriate answer.

1.  I had had no REPORTABLE  TRANSACTIONS*  during the above quarter.  (List all
    Reportable Transactions on the reverse.) If any such purchases or sales were transacted without obtaining preclearance, so indicate.

2.  I received did not receive any gifts or entertainment from brokers, dealers, investment  bankers,  vendors or other  service  providers  during the above quarter with a value in excess of $100;  if any such gifts or  entertainment
    (as defined in Code of Ethics,  Part 6) were  received,  complete and attach
    Form 6.

3.  Did you establish any brokerage accounts during the quarter?

    |_|  Yes  |_|  No

    Name of Brokerage Firm______________________________________________________

    Account Number______________________________________________________________

    Date Account was opened_____________________________________________________

                                                  ______________________________
                                                            Signature

*Reportable Transactions are all transactions, regardless of size, in Securities or Derivatives (including futures & options), except transactions in (a) direct obligations of the U.S. Government, (b) bankers' acceptances, bank certificates of deposit,  commercial  paper and high quality  short-term  debt  instruments,
 including  repurchase  agreements,   and  (c)  shares  of  registered  open-end
 investment  companies  (mutual  funds).  Non-volitional  transactions  are  not required  to be  reported.  The  following  types  of  trades  will  be  deemed non-volitional:  stock split, automatic tender offer, stock gained from mergers or spin-off companies,  dividends received in shares,  demutualizations,  trust distributions and dividend reinvestment plans.

SALES

----------------------------------------------------------------------------------------
        |     |       |       |     |     |      |       |    |        |        | Gift/
        |     |       |       |     |     |Prin- |Broker/|    |        |        |Waiver/
Security|     |Ticker/|Issuer/|Trade|     |cipal |Dealer/|Acct|Interest|Maturity| AIP/
  Type  |Units| Cusip |Company|Date |Price|Amount|Bank(3)| #  |Rate(1) |Date(1) |NBI(2)
========|=====|=======|=======|=====|=====|======|=======|====|========|========|=======
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
----------------------------------------------------------------------------------------

PURCHASES

----------------------------------------------------------------------------------------
        |     |       |       |     |     |      |       |    |        |        | Gift/
        |     |       |       |     |     |Prin- |Broker/|    |        |        |Waiver/
Security|     |Ticker/|Issuer/|Trade|     |cipal |Dealer/|Acct|Interest|Maturity| AIP/
  Type  |Units| Cusip |Company|Date |Price|Amount|Bank(3)| #  |Rate(1) |Date(1) |NBI(2)
========|=====|=======|=======|=====|=====|======|=======|====|========|========|=======
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
--------|-----|-------|-------|-----|-----|------|-------|----|--------|--------|-------
        |     |       |       |     |     |      |       |    |        |        |
----------------------------------------------------------------------------------------

FOOTNOTES (Use additional forms if necessary to report all transactions.)

(1)  For Fixed Income securities only.

(2)  Indicate here if transaction is a Gift, Waiver,  Automatic Investment Plan, or No  Beneficial  Interest  (you  do  not  have  any  direct  or  indirect beneficial ownership in such transactions).

(3)  If you have made a direct  issuer  trade  (i.e.  traded  directly  with the company) enter N/A in this column

                                                       DEUTSCHE ASSET MANAGEMENT

ANNUAL ACKNOWLEDGEMENT OF OBLIGATIONS UNDER THE CODE OF ETHICS

Complete Form on PCAM news intranet

--------------------   -------------------   ----------   --------   -----------
Print  Name            Social Security No.   Department   Location   Contact No.

1.  CODE OF ETHICS

    I HAVE READ/REREAD the Code of Ethics and attachments thereto and understand them and recognize that I am subject to them.  Further,  I have disclosed or reported  all  personal  transactions  required to be  disclosed or reported pursuant to the  requirements of the Code and I certify that I complied with the provisions of the Code of Ethics applicable to me over the past year.

    (a)  CHECK THE APPROPRIATE STATEMENT (CHECK ONLY ONE):

         [ ] I have  arranged  for  provision to DeAM  Compliance  of a complete report of all my holdings  information in the form of duplicate account statements for all of my Employee  Related  Accounts.  I have disclosed
         the  existence  of  all  brokerage  accounts  to  Central   Compliance.
         (Holdings  of  direct  obligations  of the U.S.  Government,  shares of open-end  investment  companies (mutual funds),  bankers'  acceptances, bank  certificates  of  deposit,  commercial  paper  and  high  quality short-term debt instruments,  including repurchase agreements,  are not required to be reported to the DeAM Compliance); OR

         [ ] I have not arranged for  provision to DeAM  Compliance of all of my holdings,  so I have  submitted  a  supplemental  report of all current holdings which DeAM Compliance has not thus far received,  concurrently herewith (Use "Personal  Securities Holdings Report" to list additional holdings not on file with DeAM Compliance); OR

         [ ] I am an  Employee  who has no  holdings  and no  bank/broker/dealer accounts.

    (b)  The following is a complete list of all my Employee Related Accounts:

                   ACCOUNT NUMBER                        BROKER NAME

         ----------------------------------   ----------------------------------
         ----------------------------------   ----------------------------------
         ----------------------------------   ----------------------------------
         ----------------------------------   ----------------------------------

2.  INSIDER TRADING

    I HAVE READ the material on Insider  Trading in the Deutsche Bank COMPLIANCE
    POLICIES  AND  PROCEDURES  MANUAL  and  CODE  OF  PROFESSIONAL   CONDUCT.  I
    understand and agree to conform with the policies and procedures.

3.  POLITICAL CONTRIBUTIONS

    I have not made any political  contributions in connection with obtaining or maintaining advisory contracts to governmental entities.

4.  EMPLOYEE COMPLIANCE QUESTIONNAIRE

    I HAVE READ the Compliance  Questionnaire regarding disciplinary,  legal, or administrative  matters.  There have been no changes to answers  that I have previously reported.

---------------                                   ------------------------------
Date                                                        Signature

                                                       DEUTSCHE ASSET MANAGEMENT

                  REQUEST FOR APPROVAL OF FIDUCIARY, CORPORATE
                            OR OTHER OUTSIDE ACTIVITY

Return to DeAM Compliance NYC20-2401

--------------------   -------------------   ----------   --------   -----------
Print Name             Social Security No.   Department   Location   Contact No.

1.  I believe  that the  activity  described  below is not in conflict  with the interests of the firm or its clients and I request that it be approved.

2.  ACTIVITY (check one and include the start date of the Activity)*

    [  ] Trustee__________________________________   [  ] Business Consultant___
    [  ] Executor_________________________________   [  ] Director______________
    [  ] Custodian________________________________   [  ] Other (describe)______
    [  ] Power of Attorney (over investments)_____

3.  NAME OF TRUST, ESTATE, ACCOUNT, CORPORATION OR OTHER ENTITY

4.  TIMING/STATUS (check one)

    [_]  I am currently serving.
    [_]  I anticipate  serving.  (Must be reviewed and  re-approved  when actual service begins.)

5.  SALIENT FACTS (relationship,  nature of duties,  client status and any facts indicating possible conflict or lack thereof):

6.  ASSIGNMENT STATUS (check one)

    [_]  I hereby assign any income from this activity to the firm.
    [_]  I believe any income should appropriately be retained by me.
    [_]  No income is expected from this activity.

---------------                                   ------------------------------
Date                                                   Employee's Signature

I have reviewed and approved the above activity.  The Firm reserves the right to withdraw this approval at any time.

---------------                                   ------------------------------
Date                                                   Manager's Signature

*If applicable,  I have provided account  information to Central  Compliance for the account(s) I oversee.

                                                       DEUTSCHE ASSET MANAGEMENT

GIFT AND ENTERTAINMENT FORM
Return to DeAM Compliance NYC20-2401

1)  _____________________________                  2)  _________________________
          Name of Employee                             Provider/Receiver of gift
                                                             (circle one)

3)  GIFT/BUSINESS MEAL/ENTERTAINMENT
              (circle one)

4)  __________________________
    Date of gift/entertainment

5)  Description  of   gift/entertainment   (include  restaurant  name,  address,
    business reason, etc.):

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

6)  Other attendees (if any)                       7)  $________________________
                                                          Approximate value of
    -----------------------------------                    gift/entertainment

    -----------------------------------

    -----------------------------------

8)  I ATTEST THAT THE GIFT AND/OR  ENTERTAINMENT  ACTIVITY LISTED ABOVE COMPLIES
    WITH ALL  COMPANY  RULES AND  REGULATIONS  CONCERNING  GIVING AND  RECEIVING
    GIFTS.

    ------------------------------                               ---------------
          Employee Signature                                          Date

    Reminder:  This form  must be  submitted  within  ten  business  days of the activity, gift, etc.
    ----------------------------------------------------------------------------

                                    APPROVAL

    ------------------------------                               ---------------
         Supervisor Signature                                         Date
    (Must be a Senior Vice President or Managing Director)

                                                       DEUTSCHE ASSET MANAGEMENT

ANNUAL REVIEW OF PERSONAL ACTIVITIES FORM

Complete Form on PCAM news intranet

--------------------   -------------------   ----------   --------   -----------
Print Name             Social Security No.   Department   Location   Contact No.

As  required  annually  of all  members of  Deutsche  Asset  Management,  please indicate all  fiduciary,  corporate  and outside  relationships,  positions  and responsibilities.  Below you are asked to refer to Code of Ethics, Part VI where your reporting  obligations are examined in greater detail. This report includes all  activities  covered  in Code of Ethics,  Part VI whether or not  previously authorized by the firm.

IF NECESSARY,  ATTACH EXTRA SHEETS FOR CATEGORIES  REQUIRING LENGTHY ANSWERS AND
USE HEADING AS OUTLINED BELOW.

1.  EXECUTORSHIPS*:  (including those in which you are currently serving and all known future appointments as Executor.)

                                           CLIENT OF FIRM     AUTHORIZED BY FIRM
    ESTATE                                     YES/NO               YES/NO

    *REPORTING  UNNECESSARY IF POSITION HELD WITH RESPECT TO THE ESTATE OF ONE'S
     SPOUSE OR PARENT.

2.  TRUSTEESHIPS: (including T-1, T-10 and DB Directed Trusts (Internal Trusts)*
    and other client Trusteeships and all known future appointments as Trustee

                                           CLIENT OF FIRM     AUTHORIZED BY FIRM
    TRUST TITLE                                YES/NO               YES/NO

    *Please  indicate under Section 2 the account numbers of any INTERNAL TRUSTS
     WITH WHICH YOU ARE ASSOCIATED.

3.  CUSTODIANSHIPS *

                                            RELATIONSHIP     AUTHORIZED BY FIRM*
    NAME OF MINOR                           TO CUSTODIAN           YES/NO

    *Reporting unnecessary in the case of members of one's family

4.  DIRECTORSHIPS*

                       AUTHORIZED       YEAR                          ARE FEES
      NAME OF           BY FIRM         FIRST        ESTIMATED       TURNED OVER
    ORGANIZATION        YES/NO         ELECTED      ANNUAL FEES       TO FIRM?

*Other than DeAM Funds or affiliated corporations.

5.  BUSINESS CONSULTING POSITIONS

                         AUTHORIZED      YEAR
    CORPORATION           BY FIRM        FIRST        ESTIMATED       ARE FEES
    OR INSTITUTION        YES/NO        RETAINED     ANNUAL FEES     TURNED OVER

6.  PUBLIC  AND  CHARITABLE  POSITIONS  -  Describe  position  and  organization briefly. Also indicate whether authorized by the Firm or not.

7.  POWERS  OF  ATTORNEY  OVER  INVESTMENTS-  Describe  position  briefly.  Also indicate whether authorized by the Firm or not.

8.  OUTSIDE  ACTIVITIES - For additional  information  about rules applicable to outside activities refer to Code of Ethics - Part VI.

---------------                                   ------------------------------
     Date                                                   Signature
(Attach extra sheets if needed)